UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On July 12, 2005, Anika Therapeutics, Inc. (the “Registrant”) issued a press release, which is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that, among other things, it has hired, effective July 11, 2005, Kevin W. Quinlan as Chief Financial Officer.  In accordance with the terms of his employment arrangement with the Company, which is evidenced by an offer letter agreement, Mr. Quinlan has entered into an at-will employment relationship with Anika providing for annual base salary of $220,000. Mr. Quinlan was also awarded a grant of 75,000 stock options for Anika Common Stock vesting in equal installments over four years.   Mr. Quinlan is also entitled to bonus and benefits.  If Mr. Quinlan’s employment is terminated without cause, the offer letter agreement entitles Mr. Quinlan to severance in the amount of six months base salary and six months medical benefits.  Mr. Quinlan is also party to a change in control, bonus and severance agreement pursuant to which he is entitled to receive certain lump sum payments and other financial benefits in the event of a change in control (as defined in the change in control, bonus and severance agreement). In the event of a change in control, and if after such change of control his employment is terminated without cause (as defined in the change in control, bonus and severance agreement), he would likely receive an amount, including all periodic payments, in excess of $100,000.

The offer letter agreement and the change in control, bonus and severance agreements are attached hereto as Exhibit 10.1 and 10.2, respectively, to this report on Form 8-K and is incorporated herein by reference.  This description summarizes certain provisions of the offer letter agreement and change in control, bonus and severance agreement, and is qualified in its entirety by reference to the terms and conditions in the attached documents.

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Kevin W. Quinlan, 55, was appointed Chief Financial Officer of the Registrant effective July 11, 2005.  Most recently, Mr. Quinlan was President of BBI Diagnostics, a division of SeraCare Life Sciences, a manufacturer of biological based diagnostic products.  Prior to the sale of substantially all of the assets of Boston Biomedia, Inc. (BBI), a diagnostic product company to Sera Care, Mr. Quinlan served in various capacities at BBI since 1990, including most recently as President, Chief Operating Officer and Chief Financial Officer.

Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, as amended, by and between the Company and Kevin W. Quinlan
10.2	Change in Control, Bonus and Severance Agreement dated July 11, 2005 by and between the Company and Kevin W. Quinlan
99.1	Press Release issued by Anika Therapeutics, Inc. on July 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

July 12, 2005	By:	/s/ Charles H. Sherwood
Charles H. Sherwood, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, as amended, by and between the Company and Kevin W. Quinlan
10.2	Change in Control, Bonus and Severance Agreement dated July 11, 2005 by and between the Company and Kevin W. Quinlan
99.1	Press Release issued by Anika Therapeutics, Inc. on July 12, 2005